EXHIBIT 99.1

Enerpac Tool Group Reports Second Quarter Fiscal 2024 Results and Affirms Full-Year Guidance

Second Quarter of Fiscal 2024 Continuing Operations Highlights*

  Net sales were $138 million, a 2% decline year-over-year, due to the disposition of Cortland Industrial
  Organic sales increased 2% year-over-year**
  Gross margin expanded 200 basis points year-over-year to 51.6%
  Operating margin was 21.3% and adjusted operating margin was 22.8%
  Net earnings were $18 million, or $0.33 per share, and adjusted net earnings were $20 million, or $0.36 per share
  Adjusted EBITDA was $34 million, an increase of 6% year-over-year
  Adjusted EBITDA margin was 24.8%, an expansion of 210 basis points year-over-year
*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.
**Organic sales, formerly referred to as core sales, represents net sales excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales to the comparable net sales is presented in the tables accompanying this release.

MILWAUKEE, March 20, 2024 (GLOBE NEWSWIRE) -- Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced results for its fiscal second quarter ended February 29, 2024.

“Enerpac posted solid second quarter results despite the broader macro environment and an overall slowdown in the industrial sector,” said Paul Sternlieb, Enerpac Tool Group’s President & CEO. “We were particularly pleased with the margin expansion, as we made further progress improving operating efficiency and SG&A productivity. Moreover, we believe organic sales growth in our Industrial Tools & Services (IT&S) segment continues to outpace the market. Given our solid performance through the first half of fiscal 2024, we remain on track to achieve our full-year guidance and longer-term financial objectives.”

Consolidated Results from Continuing Operations
(US$ in millions, except per share)
	Three Months Ended		Six Months Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Net Sales	$138.4	$142.0	$280.4	$281.3
Operating Profit	$29.5	$14.0	$58.2	$26.3
Adjusted Operating Profit	$31.5	$28.7	$64.0	$51.8
Net Earnings	$17.9	$7.2	$36.2	$13.6
Diluted EPS	$0.33	$0.12	$0.66	$0.24
Adjusted Diluted EPS	$0.36	$0.35	$0.76	$0.65
Adjusted EBITDA	$34.3	$32.2	$69.2	$58.8

Second Quarter Fiscal 2024 Consolidated Results Comparisons

Consolidated net sales for the second quarter of fiscal 2024 were $138.4 million compared to $142.0 million in the prior-year period, a decrease of 2.5%. Organic sales, excluding the disposition of Cortland Industrial and the impact of foreign currency, increased 1.8% year-over-year, with product sales up 2.4%, partially offset by a 0.8% service revenue decline. Net sales growth for the Industrial Tools & Services (IT&S) reportable segment of 3.0%, with organic sales growth of 2.8%, was partly offset by a year-over-year decline at Cortland Biomedical, which comprises the Other operating segment.

Gross margin expanded 200 basis points year-over-year to 51.6%, driven by benefits from pricing actions, a favorable sales mix, and the disposition of Cortland Industrial. Selling, general and administrative expenses of $41.1 million were $13.9 million lower year-over-year because of lower ASCEND transformation program expenses, lower restructuring charges, and a continued focus on managing discretionary spending. Adjusted SG&A was 28.4% of sales, down slightly from 28.5% of sales in the year-ago period.

Operating profit increased 111% year-over-year to $29.5 million, with an operating profit margin of 21.3%, up from 9.8% in the second quarter of fiscal 2023. Adjusted operating profit increased 9.7% to $31.5 million, with an adjusted operating margin of 22.8%, a 260 basis point expansion over the prior-year period.

Second quarter fiscal 2024 net earnings and diluted EPS were $17.9 million and $0.33, respectively, compared to $7.2 million and $0.12, respectively, in the year-ago period.

Second quarter adjusted EBITDA was $34.3 million compared to $32.2 million in the year-ago period, achieving an adjusted EBITDA margin of 24.8%, up from 22.7% in the second quarter of fiscal 2023.

Net cash provided by operating activities was $13.3 million for the second quarter of fiscal 2024 as compared to a use of $7.8 million in the prior-year period. The increase in cash from operations was primarily due to the timing of annual incentive compensation payments and lower ASCEND transformation payments as well as higher net earnings. In addition, the Company continues to drive improvements in working capital management and inventory efficiency.

Industrial Tools & Service (IT&S)
(US$ in millions)
	Three Months Ended		Six Months Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Net Sales	$134.8	$130.9	$271.9	$258.2
Operating Profit	$37.4	$30.4	$73.0	$57.1
Operating Profit %	27.8%	23.3%	26.8%	22.1%
Adjusted Op Profit (1)	$38.9	$34.8	$77.4	$63.9
Adjusted Op Profit % (1)	28.9%	26.6%	28.5%	24.8%

(1) Excludes approximately $0.5 million of restructuring charges and $1.0 million of ASCEND charges in the second quarter of fiscal 2024 as compared to approximately $2.6 million of restructuring charges and $1.8 million of ASCEND charges in the second quarter of fiscal 2023. The six months ended February 29, 2024 excludes approximately $2.6 million of restructuring and $1.8 million of ASCEND charges in the second quarter of fiscal 2024 as compared to $3.5 million of restructuring charges and $3.3 million of ASCEND charges in the prior year period.

IT&S Results Comparisons

Second quarter fiscal 2024 net sales for IT&S were $134.8 million, ahead 3.0% year-over-year with organic growth of 2.8%. Organic growth was driven by pricing actions and favorable mix in product sales, partially offset by a slight decline in service. The segment’s operating profit margin increased 450 basis points to 27.8% and adjusted operating profit margin improved 230 basis points to 28.9%.

Corporate Expenses from Continuing Operations

Corporate expenses were $7.8 million and $17.6 million for the second quarter of fiscal 2024 and fiscal 2023, respectively. The year-over-year decline was driven by significantly lower ASCEND-related charges during the second quarter of fiscal 2024. Adjusted corporate expenses(2) of $7.3 million for the second quarter of fiscal 2024 were flat compared to the prior year.

(2) Excludes a favorable restructuring charges adjustment of $0.1 million and $0.6 million of ASCEND charges in the second quarter of fiscal 2024 compared to $0.4 million of restructuring charges, $9.5 million of ASCEND charges, $0.2 million of leadership transition charges, and $0.2 million of M&A charges in the second quarter of fiscal 2023.

Balance Sheet and Leverage
(US$ in millions)	February 29, 2024	November 30, 2023	February 28, 2023
Cash Balance	$153.7	$148.0	$124.7
Debt Balance	$244.9	$244.5	$209.3
Net Debt to Adjusted EBITDA*	0.7x	0.9x	0.9x

*Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Net debt on February 29, 2024, was $91.2 million, resulting in a net debt to adjusted EBITDA ratio of 0.7x. The Company repurchased approximately 139,000 shares of its common stock in the second quarter of fiscal 2024 for a total of $4.0 million under its share repurchase program announced in March 2022.

Outlook

“Through the first half of fiscal 2024, we achieved organic sales growth of 4% and an adjusted EBITDA margin of 24.7%, positioning Enerpac to achieve our full-year guidance and reach our targeted adjusted EBITDA margin of at least 25% in fiscal 2025.”

The Company affirms its fiscal 2024 guidance, projecting a net sales range of $590 million to $605 million. The forecast anticipates organic sales growth of approximately 2% to 4%, with adjusted EBITDA in the range of $142 million to $152 million, and free cash flow between $60 million to $70 million. This forecast is based on key foreign exchange rate assumptions and assumes the absence of a broad-based global recession. The key foreign exchange rates and other guidance assumptions are included in the presentation materials accompanying the earnings webcast.

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on March 21, 2024. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. In addition to statements with respect to guidance, the terms “outlook,” “guidance,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic uncertainty, market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, the impact of geopolitical activity, including the invasion of Ukraine by Russia and international sanctions imposed in response thereto, as well as the armed conflict involving Hamas and Israel, the ability of the Company to achieve its plans or objectives related to its growth strategy, market acceptance of existing and new products, market acceptance of price increases, successful integration of acquisitions, the impact of dispositions and restructurings, the ability of the Company to continue to achieve its objectives related to the ASCEND program, including any assumptions underlying its calculation of expected incremental operating profit or program investment, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, risks related to reliance on independent agents and distributors for the distribution and service of products, material, labor, or overhead cost increases, tax law changes, foreign currency risk, interest rate risk, commodity risk, tariffs, litigation matters, impairment of goodwill or other intangible assets, the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2023 and most recent report on Form 10-Q. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic sales, EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted operating profit from continuing operations, segment organic sales, adjusted operating profit and adjusted EBITDA, adjusted corporate expense, adjusted SG&A expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	February 29,	August 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$153,693	$154,415
Accounts receivable, net	97,590	97,649
Inventories, net	82,872	74,765
Other current assets	33,150	28,811
Total current assets	367,305	355,640

Property, plant and equipment, net	36,963	38,968
Goodwill	266,113	266,494
Other intangible assets, net	36,856	37,338
Other long-term assets	62,049	64,157

Total assets	$769,286	$762,597

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable	$44,016	$50,483
Accrued compensation and benefits	20,452	33,194
Current maturities of long-term debt	5,000	3,750
Income taxes payable	4,060	3,771
Other current liabilities	44,621	56,922
Total current liabilities	118,149	148,120

Long-term debt, net	239,920	210,337
Deferred income taxes	6,644	5,667
Pension and postretirement benefit liabilities	10,066	10,247
Other long-term liabilities	57,581	61,606
Total liabilities	432,360	435,977

Shareholders' equity
Capital stock	10,851	16,752
Additional paid-in capital	226,075	220,472
Treasury stock	-	(800,506)
Retained earnings	222,047	1,011,112
Accumulated other comprehensive loss	(122,047)	(121,210)
Stock held in trust	(3,777)	(3,484)
Deferred compensation liability	3,777	3,484
Total shareholders' equity	336,926	326,620

Total liabilities and shareholders' equity	$769,286	$762,597

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2024	2023	2024	2023
Net sales	$138,437	$141,960	$280,406	$281,342
Cost of products sold	66,962	71,593	134,681	143,069
Gross profit	71,475	70,367	145,725	138,273

Selling, general and administrative expenses	40,723	52,059	82,938	105,306
Amortization of intangible assets	833	1,349	1,657	2,717
Restructuring charges	398	2,987	2,799	3,969
Impairment & divestiture charges	-	-	147	-
Operating profit	29,521	13,972	58,184	26,281

Financing costs, net	3,711	3,105	7,408	5,920
Other expense, net	543	721	1,535	1,423
Earnings before income tax expense	25,267	10,146	49,241	18,938

Income tax expense	7,396	2,988	13,064	5,370
Net earnings from continuing operations	17,871	7,158	36,177	13,568
Loss from discontinued operations, net of income taxes	(54)	(2,661)	(622)	(1,618)
Net earnings	$17,817	$4,497	$35,555	$11,950

Earnings per share from continuing operations
Basic	$0.33	$0.13	$0.67	$0.24
Diluted	0.33	0.12	0.66	0.24

Loss per share from discontinued operations
Basic	$(0.00)	$(0.05)	$(0.01)	$(0.03)
Diluted	(0.00)	(0.05)	(0.01)	(0.03)

Earnings per share*
Basic	$0.33	$0.08	$0.65	$0.21
Diluted	0.33	0.08	0.65	0.21

Weighted average common shares outstanding
Basic	54,213	57,042	54,370	56,964
Diluted	54,685	57,500	54,846	57,409

*The total of earnings per share from continuing operations and loss (earnings) per share from discontinued operations may not equal earnings per share due to rounding.

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2024	2023	2024	2023
Operating Activities
Cash provided by (used in) operating activities - continuing operations	$15,982	$(9,856)	$12,065	$7,959
Cash (used in) provided by operating activities - discontinued operations	(2,655)	2,100	(5,413)	1,818
Cash provided by (used in) operating activities	$13,327	$(7,756)	$6,652	$9,777

Investing Activities
Capital expenditures	(1,585)	(2,346)	(3,152)	(4,881)
Purchase of business assets	(375)	-	(1,402)	-
Working capital adjustment from the sale of business assets	(1,133)	-	(1,133)	-
Cash used in investing activities - continuing operations	$(3,093)	$(2,346)	$(5,687)	$(4,881)
Cash used in investing activities	$(3,093)	$(2,346)	$(5,687)	$(4,881)

Financing Activities
Borrowings on revolving credit facility	9,000	20,000	48,000	41,000
Principal repayments on revolving credit facility	(8,000)	(13,000)	(16,000)	(31,000)
Principal repayments on term loan	(625)	-	(1,250)	-
Proceeds from issuance of term loan	-	-	-	200,000
Payment for redemption of revolver	-	-	-	(200,000)
Swingline borrowings/repayments, net	-	-	-	(4,000)
Payment of debt issuance costs	-	(69)	-	(2,486)
Purchase of treasury shares	(3,992)	-	(30,108)	-
Stock options, taxes paid related to the net share settlement of equity awards & other	(441)	(1,456)	(205)	(1,453)
Payment of cash dividend	-	-	(2,178)	(2,274)
Cash (used in) provided by financing activities - continuing operations	$(4,058)	$5,475	$(1,741)	$(213)
Cash (used in) provided by financing activities	$(4,058)	$5,475	$(1,741)	$(213)

Effect of exchange rate changes on cash	(439)	47	54	(719)

Net increase (decrease) from cash and cash equivalents	$5,737	$(4,580)	$(722)	$3,964
Cash and cash equivalents - beginning of period	147,956	129,243	154,415	120,699
Cash and cash equivalents - end of period	$153,693	$124,663	$153,693	$124,663

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures for Continuing Operations
(In thousands)	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$127,297	$130,904	$144,126	$152,851	$555,178	$137,035	$134,822	$-	$-	$271,856
Other	12,085	11,056	12,127	7,758	43,026	4,935	3,615	-	-	8,550
Enerpac Tool Group	$139,382	$141,960	$156,253	$160,609	$598,204	$141,970	$138,437	$-	$-	$280,406

% Net Sales Growth (Decline)
Industrial Tools & Services Segment	5%	4%	3%	9%	5%	8%	3%	-	-	5%
Other	26%	4%	5%	-36%	-2%	-59%	-67%	-	-	-63%
Enerpac Tool Group	6%	4%	3%	6%	5%	2%	-2%	-	-	-0%

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$53,247	$52,059	$48,809	$50,949	$205,063	$42,216	$40,723	$-	$-	$82,938
Leadership transition charges	(400)	(202)	(90)	(90)	(783)	-	-	-	-	-
M&A charges	-	(196)	(166)	(653)	(1,015)	-	-	-	-	-
ASCEND transformation program charges	(9,382)	(11,197)	(5,536)	(8,381)	(34,495)	(1,093)	(1,370)	-	-	(2,463)
Adjusted Selling, general and administrative expenses	$43,465	$40,464	$43,017	$41,825	$168,770	$41,123	$39,353	$-	$-	$80,475

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	31.2%	28.5%	27.5%	26.0%	28.2%	29.0%	28.4%	-	-	28.7%

Adjusted Operating profit
Operating profit	$12,309	$13,972	$25,439	$32,202	$83,922	$28,662	$29,521	$-	$-	$58,184
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	398	-	-	2,799
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	-	-
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	1,607	-	-	2,837
Adjusted operating profit	$23,110	$28,729	$33,894	$36,932	$122,665	$32,439	$31,526	$-	$-	$63,967

Adjusted Operating Profit by Segment
Industrial Tools & Services Segment	$29,099	$34,836	$39,814	$45,269	$149,019	$38,470	$38,909	$-	$-	$77,379
Other	1,424	1,156	1,965	254	4,799	2,118	(79)	-	-	2,039
Corporate / General	(7,413)	(7,263)	(7,885)	(8,591)	(31,153)	(8,149)	(7,304)	-	-	(15,451)
Adjusted operating profit	$23,110	$28,729	$33,894	$36,932	$122,665	$32,439	$31,526	$-	$-	$63,967

Adjusted Operating Profit % by Segment
Industrial Tools & Services Segment	22.9%	26.6%	27.6%	29.6%	26.8%	28.1%	28.9%	-	-	28.5%
Other	11.8%	10.5%	16.2%	3.3%	11.2%	42.9%	-2.2%	-	-	23.8%
Adjusted Operating Profit %	16.6%	20.2%	21.7%	23.0%	20.5%	22.8%	22.8%	-	-	22.8%

EBITDA from Continuing Operations (2)
Net earnings from continuing operations	$6,409	$7,158	$16,976	$23,105	$53,649	$18,305	$17,871	$-	$-	$36,177
Financing costs, net	2,815	3,105	3,250	3,219	12,389	3,697	3,711	-	-	7,408
Income tax expense	2,383	2,988	4,688	5,190	15,249	5,669	7,396	-	-	13,064
Depreciation & amortization	4,193	4,226	4,084	3,810	16,313	3,426	3,328	-	-	6,754
EBITDA	$15,800	$17,477	$28,998	$35,324	$97,600	$31,097	$32,306	$-	$-	$63,403

Adjusted EBITDA from Continuing Operations (2)
EBITDA	$15,800	$17,477	$28,998	$35,324	$97,600	$31,097	$32,306	$-	$-	$63,403
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	398	-	-	2,799
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	-	-
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	1,607	-	-	2,837
Adjusted EBITDA	$26,601	$32,234	$37,453	$40,054	$136,343	$34,874	$34,311	$-	$-	$69,186

Adjusted EBITDA by Segment
Industrial Tools & Services Segment	$31,698	$37,458	$42,525	$47,952	$159,633	$40,880	$41,443	$-	$-	$82,323
Other	2,316	2,050	2,855	739	7,961	2,324	141	-	-	2,466
Corporate / General	(7,413)	(7,274)	(7,927)	(8,637)	(31,251)	(8,330)	(7,273)	-	-	(15,603)
Adjusted EBITDA	$26,601	$32,234	$37,453	$40,054	$136,343	$34,874	$34,311	$-	$-	$69,186

Adjusted EBITDA % by Segment
Industrial Tools & Services Segment	24.9%	28.6%	29.5%	31.4%	28.8%	29.8%	30.7%	-	-	30.3%
Other	19.2%	18.5%	23.5%	9.5%	18.5%	47.1%	3.9%	-	-	28.8%
Adjusted EBITDA %	19.1%	22.7%	24.0%	24.9%	22.8%	24.6%	24.8%	-	-	24.7%

Notes:
(1) Approximately $0.6 million of the Q4 fiscal 2023 restructuring charges were recorded in cost of products sold.
(2) EBITDA represents net earnings from continuing operations before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands)	Fiscal 2023			Fiscal 2024
	Q1	Q2	TOTAL	Q1	Q2	TOTAL
Net Sales by Segment
Industrial Tools & Services Segment	$127,297	$130,904	$258,201	$137,035	$134,822	$271,856
Other	12,085	11,056	23,141	4,935	3,615	8,550
Enerpac Tool Group	$139,382	$141,960	$281,342	$141,970	$138,437	$280,406

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Segment	$2,262	$294	$2,556	$-	$-	$-
Other	-	-	-	-	-	-
Enerpac Tool Group	$2,262	$294	$2,556	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	$-	$-	$-	$-	$-	$-
Other	(7,031)	(6,220)	(13,251)	-	-	-
Enerpac Tool Group	$(7,031)	$(6,220)	$(13,251)	$-	$-	$-

Organic Sales by Segment (3)
Industrial Tools & Services Segment	$129,559	$131,198	$260,757	$137,035	$134,822	$271,856
Other	5,054	4,836	9,890	4,935	3,615	8,550
Enerpac Tool Group	$134,613	$136,034	$270,647	$141,970	$138,437	$280,406

Organic Sales Growth (Decline) %
Industrial Tools & Services Segment				5.8%	2.8%	4.3%
Other				-2.4%	-25.2%	-13.5%
Enerpac Tool Group				5.5%	1.8%	3.6%

Net Sales by Product Line
Product	$111,002	$115,251	$226,254	$109,856	$111,557	$221,412
Service	28,380	26,709	55,088	32,114	26,880	58,994
Enerpac Tool Group	$139,382	$141,960	$281,342	$141,970	$138,437	$280,406

Adjustment: Fx Impact on Net Sales
Product	$1,481	$(90)	$1,391	$-	$-	$-
Service	781	384	1,165	-	-	-
Enerpac Tool Group	$2,262	$294	$2,556	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Product	(7,031)	(6,220)	(13,251)	-	-	-
Service	-	-	-	-	-	-
Enerpac Tool Group	$(7,031)	$(6,220)	$(13,251)	$-	$-	$-

Organic Sales by Product Line (3)
Product	$105,452	$108,941	$214,394	$109,856	$111,557	$221,412
Service	29,161	27,093	56,253	32,114	26,880	58,994
Enerpac Tool Group	$134,613	$136,034	$270,647	$141,970	$138,437	$280,406

Organic Sales Growth (Decline) %
Product				4.2%	2.4%	3.3%
Service				10.1%	-0.8%	4.9%
Enerpac Tool Group				5.5%	1.8%	3.6%

(3) Organic Sales (formerly referred to as "core sales") is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except for per share amounts)
	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (4)
Net Earnings	$7,453	$4,497	$12,380	$22,231	$46,561	$17,738	$17,817	$-	$-	$35,555
Earnings (loss) from Discontinued Operations, net of income tax	1,044	(2,661)	(4,596)	(874)	(7,088)	(567)	(54)	-	-	(622)
Net Earnings from Continuing Operations	$6,409	$7,158	$16,976	$23,105	$53,649	$18,305	$17,871	$-	$-	$36,177
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	398	-	-	2,799
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	-	-
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	1,607	-	-	2,837
Accelerated debt issuance costs	317	-	-	-	317	-	-	-	-	-
Net tax effect of reconciling items above	(719)	(1,652)	(3,197)	(4,408)	(9,976)	(411)	(185)	-	-	(596)
Other income tax expense	-	144	-	-	144	-	137	-	-	137
Adjusted Net Earnings from Continuing Operations	$16,808	$20,407	$22,234	$23,427	$82,877	$21,671	$19,828	$-	$-	$41,501

Adjusted Diluted Earnings per share (4)
Net Earnings	$0.13	$0.08	$0.22	$0.40	$0.82	$0.32	$0.33	$-	$-	$0.65
Earnings (loss) from Discontinued Operations, net of income tax	0.02	(0.05)	(0.08)	(0.02)	(0.12)	(0.01)	(0.00)	-	-	(0.01)
Net Earnings from Continuing Operations	$0.11	$0.12	$0.30	$0.41	$0.94	$0.33	$0.33	$-	$-	$0.66
Impairment & divestiture (benefit) charges, net of tax effect	-	-	-	(0.11)	(0.11)	0.00	-	-	-	0.00
Restructuring charges (1), net of tax effect	0.02	0.05	0.03	0.01	0.11	0.04	0.00	-	-	0.04
Leadership transition charges, net of tax effect	0.01	0.00	0.00	0.00	0.01	-	-	-	-	-
M&A charges, net of tax effect	-	0.00	0.00	0.01	0.01	-	-	-	-	-
ASCEND transformation program charges, net of tax effect	0.15	0.17	0.06	0.10	0.48	0.02	0.03	-	-	0.05
Accelerated debt issuance costs, net of tax effect	0.01	0.00	0.00	0.00	0.00	-	-	-	-	-
Other income tax expense	-	0.00	-	-	-	-	0.00	-	-	0.00
Adjusted Diluted Earnings per share from Continuing Operations	$0.29	$0.35	$0.39	$0.42	$1.45	$0.39	$0.36	$-	$-	$0.76

Free Cash Flow
Cash provided by (used in) operating activities	$17,533	$(7,756)	$17,254	$50,572	$77,603	$(6,675)	$13,327	$-	$-	$6,652
Capital expenditures	(2,535)	(2,346)	(2,915)	(919)	(8,715)	(1,567)	(1,585)	-	-	(3,152)
Free Cash Flow	$14,998	$(10,102)	$14,339	$49,653	$68,888	$(8,242)	$11,742	$-	$-	$3,500

Notes continued:
(4) Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding. With respect to the earnings per share reconciliations the impact of share dilution on the calculation of the net earnings or loss per share and discontinued operations per share may result in the summation of these components not equaling the total earnings per share from continuing operations.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2024
	Low	High
Reconciliation of Continued Operations GAAP Operating Profit
To Adjusted EBITDA (5)
GAAP Operating profit	$113	$130
ASCEND transformation program charges	10	7
Restructuring charges	5	3
Adjusted operating profit	$128	$140
Other expense, net	(1)	(1)
Depreciation & amortization	15	13
Adjusted EBITDA	$142	$152

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow
Cash provided by operating activities	$72	$87
Capital expenditures	(12)	(17)
Free Cash Flow Guidance	$60	$70

Notes continued:
(5) Management does not provide guidance on GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included above only those items about which we are aware and are reasonably likely to occur during the guidance period covered.